EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY(1),(2)

                                                                Jurisdiction of
                                                                Incorporation or
Name of Subsidiary                                              Organization
-----------------                                               ----------------
NYT Capital, Inc..............................................  Delaware
   City & Suburban Delivery Systems, Inc......................  Delaware
   Comet-Press Newspapers, Inc................................  Delaware
   Crossroads Holding Corporation.............................  New Jersey
   Donohue Malbaie Inc. (49%).................................  Canada
   Globe Newspaper Company, Inc...............................  Massachusetts
      Boston Globe Electronic Publishing, Inc.................  Massachusetts
      Boston Globe Marketing, Inc.............................  Massachusetts
      Community Newsdealers Inc...............................  Massachusetts
      Globe Specialty Products, Inc...........................  Massachusetts
      NYT Management Services.................................  Massachusetts
      Retail Sales, Inc.......................................  Massachusetts
   Hendersonville Newspaper Corporation.......................  North Carolina
   Lakeland Ledger Publishing Corporation.....................  Florida
   NYT Holdings, Inc..........................................  Delaware
   NYT Shared Service Center, Inc.............................  Delaware
   The Dispatch Publishing Company, Inc.......................  North Carolina
   The Houma Courier Newspaper Corporation....................  Delaware
   The Times Southwest Broadcasting, Inc......................  Arkansas
   The New York Times Company Magazine Group, Inc.............  Delaware
      NYT Special Services, Inc...............................  Delaware
   The New York Times Distribution Corporation................  Delaware
   The New York Times Electronic Media Company................  Delaware
   The New York Times Sales, Inc..............................  Delaware
   The New York Times Syndication Sales Corporation...........  Delaware
   The Spartanburg Herald-Journal, Inc........................  Delaware
   Times Leasing, Inc.........................................  Delaware
   Times On-Line Services, Inc................................  New Jersey
   Wilmington Star-News, Inc..................................  New York
   WNEP-TV, Inc...............................................  Pennsylvania
      WNEP-TV, LP.............................................  Delaware
   Worcester Telegram & Gazette Corporation...................  Massachusetts
   WREG-TV, Inc...............................................  Delaware
      WREG-TV, LLC............................................  Delaware
   WTKR-TV, Inc...............................................  Delaware

The New York Times Company....................................  New York
   International Herald Tribune S.A.S. (50%)..................  France
   London Bureau Limited......................................  United Kingdom
   Madison Paper Industries (partnership) (40%)...............  Maine
   NYT Administradora de Bens e Servicos Ltda.................  Brazil
   NYT 1896T, Inc.............................................  Delaware
   Rome Bureau S.r.l..........................................  Italy
   Times Company Digital, Inc. (95.8%)........................  Delaware
      Abuzz Technologies, Inc.................................  Delaware

----------
(1)   100% owned unless otherwise indicated.

(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.